EXHIBIT 2

Transactions in the Shares of Common Stock

Transactions by Mistral Equity Partners, LP

Date of Transaction	Number of Shares Sold	Price per Share ($)
December 21, 2010	7,000	2.37
December 22, 2010	45,500	2.36
December 23, 2010	52,500	2.37
January 6, 2011	484,400	2.37
January 7, 2011	109,200	2.37
January 10, 2011	116,200	2.37
January 11, 2011	56,000	2.37
January 12, 2011	179,200	2.37

Transactions by Mistral Equity Partners QP, LP

Date of Transaction	Number of Shares Sold	Price per Share ($)
December 21, 2010	2,500	2.37
December 22, 2010	16,200	2.36
December 23, 2010	18,800	2.37
January 6, 2011	173,000	2.37
January 7, 2011	39,000	2.37
January 10, 2011	41,500	2.37
January 11, 2011	20,000	2.37
January 12, 2011	64,000	2.37

Transactions by MEP Co-Invest, LLC

Date of Transaction	Number of Shares Sold	Price per Share ($)
December 21, 2010	500	2.37
December 22, 2010	3,300	2.36
December 23, 2010	3,700	2.37
January 6, 2011	34,600	2.37
January 7, 2011	7,800	2.37
January 10, 2011	8,300	2.37
January 11, 2011	4,000	2.37
January 12, 2011	12,800	2.37